EXHIBIT 99.1
News Release FOR IMMEDIATE RELEASE
Media Contact:
Julie Pekarek
Vice President, Marketing
262.912.3414
julie.pekarek@merge.com

MERGE HEALTHCARE REPORTS SECOND QUARTER RESULTS
Cost synergies from AMICAS acquisition ahead of schedule; company is on track to generate $200 million of annual run-rate revenues by the end of 2010

Chicago, IL - August 9, 2010 – Merge Healthcare Incorporated (NASDAQ: MRGE), a health IT solutions provider, today announced financial results for the second quarter of 2010.  Revenue grew to $29.0 million ($41.5 million on a pro forma basis) in the quarter, compared to $15.4 million ($38.8 million on a pro forma basis) in the second quarter of 2009.

“We entered the second quarter with a mission to take the steps necessary to create the leading independent provider of healthcare IT and imaging solutions with the acquisition of AMICAS,” said Justin Dearborn, Merge CEO. “This meant capturing the synergies from the AMICAS transaction while developing a clear go-forward strategy for the future of our business.”

Mr. Dearborn continued, “In addition to successfully raising $242 million to finance the AMICAS transaction in Q2, we eliminated in excess of $15 million of annualized expenses.  As a result, we are ahead of schedule in capturing our targeted synergies from the acquisition.  In addition, the market has reacted very favorably to three new elements of our solution portfolio – our imaging interoperability platform, our healthcare automation platform, and our imaging clinical trials platform.  Overall, I am very pleased with the progress to date and believe our company is now better positioned both as a platform for growth and to accelerate cross selling and overall sales efforts.  Although there was a period of uncertainty with our customers in the second quarter prior to the closing of the AMICAS transaction, we are now on track to deliver $200 million of annual run-rate revenue by the end of 2010.”

“I am extremely excited to see the rapid transformation of Merge that was completed successfully in the second quarter,” said Michael Ferro, Jr., Merge Healthcare Chairman.  “We now have the unique platforms and technologies in place to tackle the challenges confronting healthcare providers, patients, physicians, and payers.  We’re looking forward to sharing the significant value our products deliver with the market.”

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Quarter Results:

Results compared to the same quarter in the prior year are as follows (in millions, except per share data and percentages):

	Q2 2010	Q2 2009
Net sales	$29.0	$15.4
Operating income (loss)*	(10.6)	4.1
Net income (loss) available to common shareholders*	(30.9)	0.4

Earnings (loss) per diluted share	$(0.39)	$0.01

Cash balance at period end	37.9	20.0
Cash flows from operating activities	6.5	1.5

*
Operating and net income in the second quarter of 2010 include acquisition-related and restructuring costs of $5.9 million, compared to $0.3 million in the second quarter of 2009.  Net income (loss) available to common shareholders includes a one-time deemed dividend of $14.9 million in the second quarter of 2010.

The GAAP results for the second quarter of 2010 include AMICAS, Inc. (AMICAS) subsequent to the acquisition on April 28, 2010.  In addition, second quarter results include certain ongoing costs from employees who are transitioning as part of the company-wide reorganization that occurred concurrent with the acquisition of AMICAS.  These costs, as well as any related restructuring activities, are anticipated to be fully incurred by the end of the third quarter of 2010.

Pro forma results and other, non-GAAP measures compared to the same quarter in the prior year are as follows (in millions, except percentages and per share data):

	Q2 2010	Q2 2009
Pro forma results
Net sales	$41.5	$38.8
Adjusted net loss	(4.1)	(6.8)
Adjusted EBITDA	7.8	4.5

Adjusted net loss per diluted share	$(0.05)	$(0.11)
Adjusted EBITDA per diluted share	$0.09	$0.07

Non-GAAP measures
Recurring revenue as % of net sales	> 70%	> 50%**
Non-recurring backlog at period end	$46.0	Unavailable

** Historic Merge only amount.

A table reconciling GAAP net income to adjusted net income and adjusted EBITDA is included after the financial information included in this press release.

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Year-to-Date Results:

Results for the current year-to-date compared to the prior year, are as follows (in millions, except per share data):

	2010	2009
GAAP results
Net sales	$49.0	$30.7
Operating income (loss)	(13.8)	7.7
Net income (loss) available to common shareholders	(34.1)	3.3
Earnings (loss) per diluted share	$(0.44)	$0.06

Pro forma results
Net sales	$91.8	$65.0
Adjusted net loss	(3.8)	(13.4)
Adjusted EBITDA	20.4	8.9

Adjusted net loss per diluted share	$(0.05)	$(0.21)
Adjusted EBITDA per diluted share	$0.24	$0.14

Explanation of Non-GAAP Financial Measures

Merge Healthcare reports its financial results in accordance with generally accepted accounting principles, or GAAP.  To supplement this information, this press release includes certain non-GAAP financial measures.  These measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. A quantitative reconciliation of GAAP net income available to common shareholders to adjusted net income and adjusted EBITDA is included after the financial information included in this press release.

Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to it and investors regarding financial and business trends related to results of operations, because certain charges, costs and expenses reflect events that are not essential to recurring business operations. In addition, management believes these non-GAAP measures provide it and investors useful information regarding the underlying performance of the post-merger business operations when compared to the pre-merger results of the combined Merge and AMICAS businesses (including considerations of certain significant acquisitions made by each company). Purchase accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that are provided and discussed herein. Further, management believes that these non-GAAP measures improve its and investors’ ability to compare Merge’s financial performance with other companies in the technology industry. Management also uses financial statements that exclude these charges, costs and expenses for its internal budgets.  While GAAP results are more complete, these supplemental metrics are offered since, with reconciliations to GAAP, they may provide greater insight into our financial results. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

The following offer additional information regarding the non-GAAP financial measures presented:

-
Pro forma revenue consists of GAAP revenue as reported, adjusted to reflect the acquisition of AMICAS as if it had occurred at the beginning of the respective periods presented and to add back the acquisition related sales adjustment (for all significant acquisitions) booked for GAAP purposes.

-
Recurring revenue is generated from agreements that generally contain a stated annual amount and which we have a high success rate of renewing each year.  More specifically, this includes revenue generated from our DICOM toolkit and eFilm Workstation(R) product lines, long-term contracts associated with our SaaS related offerings, and EDI and maintenance contracts across the entire business.

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-
Non-recurring revenue backlog represents revenue that we anticipate recognizing in future periods from signed, firm customer orders as of the end of the period presented.  Non-recurring revenue is comprised of all other sources of revenue not included as recurring revenue, primarily from perpetual software licenses, hardware and professional services (including installation, training and consultative engineering services).  Merge started to track non-recurring revenue backlog during the first quarter of 2010 and was able to calculate this metric as of December 31, 2009.  Comparative information prior to the end of the fourth quarter of 2009 is unavailable.

-
Adjusted net income consists of GAAP net income available to common stockholders, adjusted to reflect the acquisition of AMICAS as if it had occurred at the beginning of the respective period presented and, to the extent such items occurred in the periods presented, excludes (a) one-time preferred stock deemed dividend at issuance date, (b) impairment of investments, (c) sale of non-core patents, (d) acquisition-related costs, (e) acquisition-related severance not qualifying for restructuring, (f) restructuring and other costs, (g) stock-based compensation expense, (h) acquisition-related amortization, and (i) acquisition-related cost of sales adjustments and adds back (j) the acquisition-related sales adjustments.

-
Adjusted EBITDA adjusts GAAP net income available to common stockholders for the items considered in adjusted net income as well as (a) remaining depreciation and amortization, (b) net interest expense, (c) non-cash preferred stock dividends and (d) income tax expense (benefit).

Management has excluded certain items from non-GAAP adjusted net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) the adjustment facilitates comparisons of pre-merger results to post-merger results.  In addition, the following adjustments are described in more detail below:

-
Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with significant acquisitions. Management excludes acquisition-related amortization expense from non-GAAP net income because it believes such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets.

-
Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees and is excluded from non-GAAP net income because management believes such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants to new employees resulting from acquisitions.

-
Acquisition related sales and costs of sales adjustments reflect the fair value adjustment to deferred revenues acquired in connection with significant acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services-related software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the date the acquisition of a significant company was completed. Management adds back this deferred revenue adjustment, net of related costs, for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of operations and facilitates comparisons of pre-merger to post-merger results.

The second quarter 2010 earnings call will be held at 8:30 AM EDT on Tuesday, August 10, 2010.  Investors can listen to the conference call live via telephone or over the Internet at Merge Healthcare Web Cast.  To access the call via phone, investors can dial 800.221.2015 (US and Canada) or 706.634.2159 (International). The Conference ID Number to reference is 89657195.  A replay via the Internet or telephone will be available shortly after the call at http://www.merge.com/investor/conferencecall.asp.

Merge Healthcare develops software solutions that automate healthcare data and diagnostic workflow to create a more comprehensive electronic record of the patient experience.  Merge products, ranging from standards-based development toolkits to fully integrated clinical applications, have been used by healthcare providers worldwide for over 20 years. Additional information can be found at www.merge.com.

# # #

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Cautionary Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," including statements which are related to future, not past, events.  Forward-looking statements usually describe expected future business and financial outlook or performance, and often contain words such as “will,” “believes,” “intends,” “anticipates,” “expects,” "plans," "seeks," “see” and similar expressions.  Forward-looking statements, by their nature, address matters that are, to varying degrees, uncertain and subject to various known and unknown risks.  For Merge, particular uncertainties and risks that could cause actual results to differ materially from post-merger forward-looking statements include, among other issues: the successful integration of AMICAS and Merge; achieving certain post-acquisition synergies; the market acceptance of  implemented product solutions; market acceptance and performance of Merge’s products and services; the impact of competitive products and pricing; possible delays in the implementation of its managed services offering; the risks and effects of its recent changes in its executive and Board leadership, including the costs and expenses related to severance payments made to departing officers; the risks and effects of its recent securities issues, including the issuance of certain senior secured notes; the past restatement of its financial statements and other actions that may be taken or required as a result of such restatement; its ability to generate sufficient cash from operations to meet future operating, financing and capital requirements, including repayment obligations with respect to its outstanding indebtedness; risks associated with its prior delays in filings with the SEC or its ability to continue to meet the listing requirements of The NASDAQ Global Market; the costs, risks and effects of various pending legal proceedings; and other risk factors detailed in its filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Merge does not undertake any obligation to update forward-looking statements or any of risks, uncertainties and other factors.

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MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30,	December 31,
	2010	2009
	(Unaudited)
Current assets:
Cash (including restricted cash)	$37,938	$19,621
Accounts receivable, net	39,781	17,219
Inventory	1,046	280
Prepaid expenses	5,074	1,896
Deferred income taxes	142	142
Other current assets	7,040	3,590
Total current assets	91,021	42,748

Property and equipment, net	12,395	3,877
Purchased and developed software, net	27,621	12,621
Other intangible assets, net	50,848	6,715
Goodwill	159,798	28,749
Deferred tax assets	4,689	4,689
Other	13,332	850
Total assets	$359,704	$100,249

Current liabilities:
Accounts payable	11,410	4,444
Interest payable	3,917	-
Accrued wages	5,960	1,950
Restructuring accrual	2,816	879
Other accrued liabilities	4,316	1,665
Deferred revenue	35,528	15,579
Total current liabilities	63,947	24,517

Notes payable	194,708	-
Deferred income taxes	68	68
Deferred revenue	1,918	1,193
Income taxes payable	5,485	5,461
Other	1,771	873
Total liabilities	267,897	32,112

Total shareholders' equity	91,807	68,137
Total liabilities and shareholders' equity	$359,704	$100,249

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MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net sales
Software and other	$6,592	$9,020	15,957	$17,704
Professional services	5,631	1,324	9,377	$2,857
Maintenance and EDI	16,780	5,009	23,639	10,101
Total net sales	29,003	15,353	48,973	30,662
Cost of sales
Software and other	1,690	880	2,394	2,110
Professional services	4,028	1,033	7,025	2,042
Maintenance and EDI	5,809	1,340	7,306	2,481
Depreciation, amortization and impairment	4,487	623	5,705	1,273
Total cost of sales	16,014	3,876	22,430	7,906
Gross margin	12,989	11,477	26,543	22,756
Operating costs and expenses:
Sales and marketing	4,189	1,826	7,008	3,498
Product research and development	5,752	2,543	9,008	4,814
General and administrative	5,591	2,104	9,442	5,356
Acquisition-related expenses	2,421	339	8,359	339
Restructuring and other expenses	3,483	-	3,483	-
Depreciation and amortization	2,181	546	3,021	1,094
Total operating costs and expenses	23,617	7,358	40,321	15,101
Operating income (loss)	(10,628)	4,119	(13,778)	7,655
Other expense, net	(4,275)	(3,652)	(4,229)	(4,324)
Income (loss) before income taxes	(14,903)	467	(18,007)	3,331
Income tax expense	58	21	106	43
Net income (loss)	(14,961)	446	(18,113)	3,288
Less: preferred stock dividends	15,944	-	15,944	-
Net income (loss) available to common shareholders	$(30,905)	$446	$(34,057)	$3,288

Net income (loss) per share - basic	$(0.39)	$0.01	$(0.44)	$0.06
Weighted average number of common
shares outstanding - basic	80,092,926	56,278,744	77,461,669	56,291,586

Net income (loss) per share - diluted	$(0.39)	$0.01	$(0.44)	$0.06
Weighted average number of common
shares outstanding - diluted	80,092,926	57,905,444	77,461,669	57,513,818

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MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

		Six Months Ended
		June 30,
		2010	2009
Cash flows from operating activities:
Net income (loss)		$(18,113)	$3,288
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating activities:
Depreciation, amortization and impairment		8,726	2,367
Share-based compensation		816	885
Change in contingent consideration for acquisitions		342	-
Amortization of note payable issuance costs & discount		452	552
Unrealized loss on investment		-	3,553
Provision for doubtful accounts receivable and sales returns, net of recoveries		(277)	264
Net change in assets and liabilities (net of effects of acquisitions)		9,921	(7,501)
Net cash provided by operating activities		1,867	3,408
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired		(210,226)	(1,250)
Purchases of property, equipment and leasehold improvements		(745)	(91)
Change in restricted cash		42	258
Proceeds from sale of equity investment		76	-
Net cash used in investing activities		(210,853)	(1,083)
Cash flows from financing activities:
Proceeds from issuance of notes payable, net of discount of $5,468		194,532	-
Proceeds from issuance of stock		41,750	-
Note and stock issuance costs paid		(8,946)	-
Proceeds from employee stock purchase plan		57	52
Principal payments on capital leases		(48)	-
Net cash provided by financing activities		227,345	52
Net increase in cash		18,359	2,377
Cash and cash equivalents, beginning of period (net of restricted cash)	(1)	19,062	17,227
Cash and cash equivalents, end of period (net of restricted cash)	(2)	$37,421	$19,604

(1) Restricted cash of $559 and $621 as of December 31, 2009 and
December 31, 2008, respectively.
(2) Restricted cash of $517 and $363 as of June 30, 2010 and
June 30, 2009, respectively.

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MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME AVAILABLE TO COMMON SHAREHOLDERS TO ADJUSTED EBITDA
(in thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income (loss) available to common shareholders	$(30,905)	$446	$(34,057)	$3,288
One-time preferred stock deemed dividend at issuance date	14,900	-	14,900	-
Impairment of equity investment	-	3,553	-	3,553
Sale of non-core patents	-	(382)	-	(510)
Acquisition related costs	2,421	339	8,359	339
Restructuring and other	3,483	-	3,483	-
Stock-based compensation expense	462	366	816	885
Amortization of significant acquisition intangibles	3,378	-	3,879	-
Acquistion-related sales adjustments	5,111	-	5,439	-
Acquistion-related cost of sales adjustments	(892)	-	(892)	-
Adjusted net income (loss)	$(2,042)	$4,322	$1,927	$7,555
Depreciation and amortization	3,290	1,169	4,847	2,367
Net interest expense	4,308	752	4,298	1,505
Non-cash preferred stock dividend	1,044	-	1,044	-
Income tax expense (benefit)	58	21	106	43
Adjusted EBITDA	$6,658	$6,264	$12,222	$11,470

Adjusted net income (loss) per share - diluted	$(0.03)	$0.07	$0.02	$0.13
Adjusted EBITDA per share - diluted	$0.08	$0.11	$0.15	$0.20

	Pro Forma Three Months		Pro Forma Six Months
	Ended June, 30		Ended June, 30,
	2010	2009	2010	2009
Net loss available to common shareholders	$(27,176)	$(10,303)	$(28,306)	$(17,351)
One-time preferred stock deemed dividend at issuance date	14,900	-	14,900	-
Impairment of equity investment	-	3,553	-	3,553
Sale of non-core patents	-	(382)	-	(510)
Acquisition related costs	6	-	261	-
Restructuring and other	3,483	-	3,483	-
Stock-based compensation expense	462	366	816	885
Amortization of significant acquisition intangibles	4,181	-	5,001	-
Adjusted net loss	$(4,144)	$(6,766)	$(3,845)	$(13,423)
Depreciation and amortization	3,790	3,145	7,947	6,309
Net interest expense	6,492	6,435	13,050	12,745
Non-cash preferred stock dividend	1,566	1,566	3,132	3,132
Income tax expense (benefit)	58	101	152	176
Adjusted EBITDA	$7,762	$4,481	$20,436	$8,939

Adjusted net loss per share - diluted	$(0.05)	$(0.11)	$(0.05)	$(0.21)
Adjusted EBITDA per share - diluted	$0.09	$0.07	$0.24	$0.14